FOR IMMEDIATE RELEASE                CONTACT:     Maria C. Duey
Vice President, Investor Relations & Communications
(248) 593-8810
mduey@horizonglobal.com

HORIZON GLOBAL ANNOUNCES PRELIMINARY RESULTS FOR
SECOND QUARTER 2015

BLOOMFIELD HILLS, Michigan, August 4, 2015 – Horizon Global (NYSE: HZN), one of the world’s leading manufacturers of branded towing and trailering equipment, today announced preliminary results for the second quarter 2015. Horizon Global successfully completed its spinoff from TriMas Corporation (NASDAQ: TRS) into a standalone, publicly traded company on July 1, 2015.

The Company currently anticipates revenue for the quarter ended June 30, 2015 to be between $155 million to $160 million, a decrease from the second quarter in 2014, driven by foreign currency translation and distributor consolidation offsetting market share gains in the retail partner business and eCommerce growth.

Horizon Global is providing certain preliminary results for the quarter ended June 30, 2015 in conjunction with the Form 10-Q filing by TriMas Corporation, its former parent company, anticipated today. Horizon Global understands that TriMas’ Form 10-Q includes certain results for the Cequent businesses, now known as Horizon Global, as part of TriMas’ "discontinued operations" required disclosure under GAAP.

Horizon Global cautions that the information for the Cequent businesses’ three and six months ended June 30, 2015 included in TriMas Corporation's Form 10-Q will not reflect Horizon Global’s actual results for the same periods to be released by Horizon Global on August 10, 2015 due to corporate expense allocations, tax adjustments and other items.  Moreover, Horizon Global cautions that it has not finalized its financial statement reporting process for the three and six months ended June 30, 2015.  As a result, the information in this press release is preliminary and based upon information currently available to the Company. During the course of the Company’s reporting process, items may be identified that would require the Company to make adjustments that may be material, and, as a result, the preliminary unaudited financial information in this press release is forward-looking information.

Horizon Global will release its own detailed financial results for the three and six months ended June 30, 2015 on August 10, 2015 at 8:30 a.m. Eastern Time, with a conference call hosted by Horizon Global President and Chief Executive Officer A. Mark Zeffiro. Participants in the call are asked to register five to ten minutes prior to the scheduled start time by dialing (844) 711-8052 and from outside the U.S. at (832) 900-4641. Please use the conference identification number 96681769.

The second quarter 2015 results and supplemental material, including a presentation in PDF format, will be distributed at 7:30 a.m. Eastern Time on August 10, 2015 and will be available on the Company’s website at www.horizonglobal.com.

The conference call will be webcast simultaneously and in its entirety through the Horizon Global website.  Shareholders, media representatives and others may participate in the webcast by registering through the Investor Relations section on the Company’s website.

About Horizon Global
Headquartered in Bloomfield Hills, Michigan, Horizon Global Corporation (NYSE: HZN) is a leading designer, manufacturer and distributor of industry leading high-quality, custom-engineered towing, trailering, cargo management and related accessory products for original equipment, aftermarket and retail channel customers on a global basis. Our mission is to utilize forward-thinking technology to develop and deliver best-in-class products for our customers, engage with our employees and realize value creation for our shareholders. For more information, please visit www.horizonglobal.com.

Safe Harbor Statement
Any "forward-looking" statements contained herein, including those relating to market conditions or the Company's financial condition and results, business goals and sales growth, involve risks and uncertainties, including, but not limited to, risks and uncertainties with respect to the spin-off from TriMas Corporation, including the future prospects of the Company as an independent company, general economic and currency conditions, various conditions specific to the Company's business and industry, the Company's leverage, liabilities imposed by the Company's debt instruments, market demand, competitive factors, supply constraints, material and energy costs, technology factors, litigation, government and regulatory actions, the Company's accounting policies, future trends, and other risks which are detailed in the Company's Registration Statement filed on Form S-1 (available at www.sec.gov). These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements.

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